UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 269-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on August 23, 2018, Jeffrey C. Davison tendered his resignation as Chief Financial Officer of Mitek Systems, Inc. (the “Company”), effective November 30, 2018.
Mr. Davison has notified the Company of his decision to rescind his resignation as Chief Financial Officer. The Board has considered and accepted the rescission of Mr. Davison’s resignation and Mr. Davison will continue to serve as the Company’s Chief Financial Officer under the previously existing offer letter and executive severance and change of control plan that were described in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission on January 29, 2018 (the “Proxy Statement”). The information with respect to Mr. Davison’s background as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is set forth in the Proxy Statement and is hereby incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

November 26, 2018	By:	/s/ Jason Gray
Jason Gray
General Counsel